UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2007

TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine		04112-9540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (207) 761-8500

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On April 18, 2007, at the special meeting of stockholders of TD Banknorth, (i) the holders of a majority of all outstanding shares of TD Banknorth common stock, (ii) the holders of a majority of all such shares not owned by The Toronto-Dominion Bank and its affiliates and (iii)  The Toronto-Dominion Bank, in its capacity as the holder of the outstanding share of TD Banknorth’s Class B common stock, voted to approve the Agreement and Plan of Merger, dated as of November 19, 2006, among The Toronto-Dominion Bank, Bonn Merger Co. and TD Banknorth (the “Merger Agreement”).

On April 20, 2007, the transactions contemplated by the Merger Agreement were consummated.  TD Banknorth filed a Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which Bonn Merger Co. was merged with and into TD Banknorth on April 20, 2007 (the “Merger”).  As a result of the Merger: (i) TD Banknorth has become a wholly-owned subsidiary of The Toronto-Dominion Bank; (ii) each issued and outstanding share of TD Banknorth common stock (other than shares described in clause (iii) below, certain shares owned by direct or indirect wholly-owned subsidiaries of TD Banknorth and shares held by any holder who has properly demanded appraisal rights under Delaware law) have been converted into the right to receive $32.33 in cash; (iii) all shares of TD Banknorth common stock held by The Toronto-Dominion Bank or any subsidiary thereof (other than shares owned, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and any shares of TD Banknorth common stock held in respect of a debt previously contracted), in the aggregate, have been converted into one fully paid and nonassessable share of common stock of the surviving corporation; (iv) the one outstanding share of TD Banknorth Class B common stock held by The Toronto-Dominion Bank has been converted into one fully paid and nonassessable share of common stock of the surviving corporation; and (v) Bonn Merger Co. ceased to exist.

The TD Banknorth common stock is no longer listed on the New York Stock Exchange and the registration of the TD Banknorth common stock under the Securities Exchange Act of 1934, as amended, will be terminated upon application to the Securities and Exchange Commission.

A copy of the press releases issued by TD Banknorth and The Toronto-Dominion Bank on April 18, 2007 and April 20, 2007 are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger on April 20, 2007, TD Banknorth’s Certificate of Incorporation and Bylaws were amended and restated. Copies of TD Banknorth’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits

(a)                                  Not applicable.

(b)           Not applicable.

(c)           The following exhibits are included with this Report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of TD Banknorth
3.2	Amended and Restated Bylaws of TD Banknorth
10	Agreement and Plan of Merger, dated as of November 19, 2006, among The Toronto-Dominion Bank, Bonn Merger Co. and TD Banknorth (1)
99.1	Press Release dated April 18, 2007
99.2	Press Release dated April 20, 2007

(1)             Incorporated by reference from Appendix A to the Definitive Proxy Statement dated March 16, 2007, filed by TD Banknorth with the SEC on March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Stephen J. Boyle
Name: Stephen J. Boyle
Title: Executive Vice President and Chief Financial Officer

Date:  April 23, 2007